THIRD AMENDMENT TO AGREEMENT OF SALE
                         AND ESCROW TRUST INSTRUCTIONS

     This THIRD AMENDMENT TO AGREEMENT OF SALE AND ESCROW TRUST INSTRUCTIONS (this "Third Amendment"), is entered into as of this 19th day of June, 1996, by and among Earl Phillips, L.L.C., a Georgia limited liability company ("Purchaser"), Cumberland Pines Limited Partnership, an Illinois limited partnership ("Seller") and First American Title Insurance Company ("Escrow Trustee").

                             W I T N E S S E T H:

     WHEREAS, Assignor and Seller entered into that certain Agreement of Sale dated as of April 23, 1996 (the "Agreement"), for the purchase and sale of certain real property commonly known as Cumberland Pines Apartments, Atlanta, Georgia (as more particularly described in the Agreement). All capitalized words used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

     WHEREAS, Purchaser, Seller and Escrow Trustee entered into those certain Escrow Trust Instructions dated as of June 13, 1996 (the "Escrow
Instructions"), providing for the depositing of "Seller's Deliveries" and "Purchaser's Deliveries" in order to facilitate the closing of the transaction contemplated by the Agreement.

     WHEREAS, Purchaser failed to deliver the "Money" (as defined in the Escrow Instructions) within the period originally specified in the Escrow Instructions and defaulted under the terms of the Agreement and the Escrow Instructions.

     WHEREAS, Purchaser, Seller and Escrow Trustee entered into that certain First Amendment to Agreement of Sale and Escrow Trust Instructions (the "First Amendment"), modifying the terms and conditions of the Agreement of Sale and the Escrow Instructions to extend the Closing Date to June 17, 1996. As Purchaser failed to deliver the Money within the period specified in the First Amendment, Purchaser, Seller and Escrow Trustee entered into that certain Second Amendment to Agreement of Sale and Escrow Trust Instructions (the "Second Amendment") modifying the terms and conditions of the Agreement of Sale and the Escrow Instructions to extend the Closing Date to June 18, 1996.

     WHEREAS, Purchaser has failed to deliver the Money within the period specified in the Escrow Instructions, as amended by the First Amendment and the Second Amendment, and has defaulted under the terms of the Agreement and the Escrow Instructions.

     WHEREAS, notwithstanding Purchaser's default under the Agreement and the Escrow Instructions, Seller and Purchaser desire to extend the Closing Date to Friday, June 21, 1996, on the terms and conditions contained herein.

     WHEREAS, the parties hereto desire to amend the Escrow Instructions and the Agreement as set forth more fully herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

     1. All references to the term "Closing Date" contained in the Agreement, as amended by the First Amendment and the Second Amendment shall mean June 21, 1996.

     2. The penultimate paragraph of the Escrow Instructions, as amended by the First Amendment and the Second Amendment is hereby deleted and the following is inserted in lieu therefor: "In the event that Purchaser has not deposited Purchaser's Deposits pursuant to these Instructions on or before 1:00 p.m. Central Daylight Time on June 21, 1996, then upon written notice to Escrow Trustee by Seller or KMZ (including notice by telecopy), Escrow Trustee shall immediately return Seller's Deposits to Seller by overnight mail."

     3. Purchaser acknowledges and agrees that Seller shall be entitled to a $50,000.00 credit at Closing, to be paid by Purchaser as a penalty for failing to meet the extended Closing Date.

     4. Purchaser acknowledges and agrees that, upon the request of Seller, Purchaser shall execute a revised Closing Statement which reflects June 21, 1996 as the new closing date, and that all prorations shall be updated to reflect the prorated amounts effective as of that date.

     5. The foregoing extension of the Closing Date shall not become effective unless and until the following conditions precedent have been satisfied by Purchaser:

          a. On or before 5:00 p.m. Eastern Daylight Time, Wednesday, June 19, 1996, Purchaser must provide Seller and Eichler Fayne & Associates, Purchaser's mortgage lender ("EF&A"), written confirmation that Purchaser has secured the balance of the Purchase Price (e.g., $9,200,000.00 less the $7,257,400.00 funds advanced by EF&A, as adjusted in accordance with the Closing Statement) (the "Purchaser's Equity"), and it is Purchaser's intention to proceed with the Closing.

          b. On or before 5:00 p.m. Eastern Daylight Time, Thursday, June 20, 1996, Purchaser shall have deposited Purchaser's Equity with Escrow Trustee in accordance with the wire transfer instructions previously furnished to Purchaser by Escrow Trustee, and Escrow Trustee shall provide Seller and EF&A with confirmation that Purchaser's Equity has been deposited into Escrow Trustee's account.

          c. On or before 1:00 p.m. Central Daylight Time, Friday, June 21, 1996, the loan proceeds in the amount of $7,257,400.00 must be received by Escrow Trustee from EF&A.

     6. In the event that any of the foregoing conditions have not been satisfied, Escrow Trustee shall continue to hold Seller's Deliveries in accordance with the provisions of the Escrow Instructions, as amended hereby.

     7. Except as amended and modified hereby, the Agreement and the Escrow Instructions shall be and remain unmodified and in full force and effect in accordance with its terms, and each and every one of its provisions, as amended and modified by this Third Amendment, are hereby ratified and affirmed.

     8. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the day and year first above written.

                              SELLER:

                              CUMBERLAND PINES LIMITED Partnership,
                              an Illinois limited partnership

                              By:  Cumberland Pines Partners, Inc., an
                                   Illinois corporation, its General Partner


                                   By:    /s/Daniel L. Charleston
                                        ---------------------------------
                                   Name:  Daniel L. Charleston
                                        ---------------------------------
                                   Its:   Authorized Agent
                                        ---------------------------------


                              PURCHASER:

                              EARL PHILLIPS, L.L.C., a Georgia limited liability company


                              By:    /s/Earl Phillips
                                   --------------------------------
                              Name:  Earl Phillips
                                   --------------------------------
                              Its:   Manager
                                   --------------------------------


ACCEPTED AND AGREED TO this
19th day of June, 1996.

FIRST AMERICAN TITLE INSURANCE COMPANY,
Escrow Trustee


By:    /s/Mary Lou Kennedy
     -----------------------------
Name:  Mary Lou Kennedy
     -----------------------------
Its:   Authorized Agent
     -----------------------------
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